TIBB - FBR Capital Markets
Dec ‘08 #2
Forward Looking Statement
 This presentation contains certain forward-looking statements including those concerning the banking industry and the company’s operations, performance, financial condition, and growth. For this purpose, any statements contained in the presentation, that are not statements of historical facts may be deemed to be forward-looking statements.
 Without  limiting the generality of the foregoing words such as “may”,
 “will,”  “expect,” “believe,” “anticipate,” “intend,” “could,” “should,” “can,”
 “estimate,” or “continue,” of the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements by their nature involve substantial risks and uncertainties, certain of which are beyond the company’s control, and actual results may differ materially depending on a variety of important  factors, including competition, general economic conditions, potential  changes in interest rates, and changes in the value of real estate securing loans made by the company, among other things.

TIBB - FBR Capital Markets
 Dec ‘08 #3
  3rd Largest Florida Independent; Largest Publicly Traded
 Community Bank Headquartered in Southwest Florida
  Founded 1974; HQ in Naples; $1.56B Assets; 20 Branches
  10.7% Total Risk Based Capital; 7.6% Leverage Ratio;
 TIB Bank and The Bank of Venice are also well-capitalized
Corporate Vision
We are managing the company over a 5 - 10 year horizon
to be the premier community banking institution
 in all of our markets
Corporate Profile

Key West
TIB Branches
BOV Branches
Franchise

TIBB - FBR Capital Markets
 Dec ‘08 #5
Strategic Positioning
  We focus on middle market commercial banking
  Owner-operated commercial real estate
  Financing operating businesses
  Underwriting based on cash flow
  We are investing to diversity our revenue sources
  We are optimizing our organic opportunities and
 enhancing financial performance
 Strategic Positioning
Makes Us Different

TIBB - FBR Capital Markets
 Dec ‘08 #6
as of 9/30/2008
($ in millions)
Loan Composition
$1,226M

TIBB - FBR Capital Markets
 Dec ‘08 #7
as of 9/30/2008
($ in millions)
CRE Loans by Collateral Type
$666.3M

TIBB - FBR Capital Markets
 Dec ‘08 #8
as of 9/30/2008
($ in millions)
Construction & Development
  Loan Analysis
$155.5M

TIBB - FBR Capital Markets
 Dec ‘08 #9
	September 30, 2008			June 30, 2008
Loan Type	# of Loans	Outstanding Balance	% of Loans	# of Loans	Outstanding Balance	% of Loans
Residential	24	$4,639	2.4%	27	$5,207	2.9%
Commercial and agricultural	1	236.36%		3	331.49%
Commercial real estate	11	6,822	1.02%	5	1,532.24%
Residential land development	-	-		-	-
Commercial land development	3	13,616	8.8%	4	13,954	8.9%
Participations in residential loan pools	-	-		-	-
Government guaranteed loan	2	349.53%		1	343.51%
Indirect auto and consumer loans	108	1,323	1.29%	95	1,234	1.1%
Total	149	$26,985	2.2%	135	$22,601	1.9%
($ in thousands)
As of 9/30/2008
Non-Performing Loans

TIBB - FBR Capital Markets
 Dec ‘08 #10
As of 9/30/2008
Non-Performing Assets
Nonaccrual Loan Activity
Nonaccrual loans at June 30, 2008	$21,367
Loans returned to accrual	(201)
Principal paid down on nonaccrual loans	(490)
Charge-offs	(629)
Loans foreclosed	(377)
Loans placed on nonaccrual	5,992

Nonaccrual loans at September 30, 2008	$25,662
OREO Activity
OREO as of June 30, 2008	$5,037
Real estate foreclosures	377
Other increases	-
Write-down of value	(326)
Property sold	(440)
OREO at September 30, 2008	$4,648

TIBB - FBR Capital Markets
 Dec ‘08 #11
  Diversified loan portfolio by borrower and collateral type
  Commercial Real Estate: Debt service coverage and cash flow underwriting discipline.
 Collateral, value and guarantors are secondary sources of repayment
  Closely monitor the commercial and construction and development loans, borrowers and properties on a monthly and quarterly basis, for changes in financial condition and risk
  Residential loan portfolio is a seasoned portfolio with the exception of the recent growth of the portfolio
  No significant delinquency beyond the current non accrual loans. Problem assets are manageable.
  Loan loss reserve of $18 million or 1.47% of loans.

TIBB - FBR Capital Markets
 Dec ‘08 #12
  Acquired The Bank of Venice
  Acquired Naples Capital Advisors
  TIB Bank Enhancements (Private Banking & Trust)
  Containment of Indirect Auto Loan Problems
  Strategic Capital Investment From Two
 Leading Florida Families & Their Companies

Recent Initiatives to Diversify Revenue,
Improve Organic Growth and Profitability